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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
AMENDMENT TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2004

DIVIDEND CAPITAL TRUST INC.
(Exact name of small business issuer as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	000-50724 (Commission File No.)	82-0538520 (I.R.S. Employer Identification No.)

518 17th Street, Suite 1700
Denver, CO 80202
(Address of principal executive offices)

(303) 228-2200
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

        We entered into a definitive purchase agreement on December 23, 2004, (the "Agreement") with Panattoni Development Company LLC, an unrelated third party, to acquire seven bulk distribution and warehouse buildings. We are filing this Form 8-K in reference to this agreement pursuant to the rules prescribed by Form 8-K. The Agreement describes the acquisition of seven buildings located in Memphis, Tennessee totaling approximately 3.6 million square feet (collectively the "Portfolio"). Per the Agreement, the purchase price of the Portfolio is approximately $128.0 million which the company anticipates funding with the net proceeds from its public offering and through the assumption of approximately $30.6 million of debt. Pursuant to this agreement, the seller, directly or indirectly, may enter into a Master Lease agreement if a tenant vacates whereby the seller will lease certain vacant space for period of time or until the space becomes leased by a tenant. We anticipate closing on the Portfolio in four parts beginning in January 2005 and ending in April 2005. While the company anticipates this acquisition closing over the next several months, this contract is subject to a number of contingencies and there can be no assurances that this acquisition will transpire.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIVIDEND CAPITAL TRUST INC.
December 29, 2004
	By:	/s/ EVAN H. ZUCKER Evan H. Zucker Chief Executive Officer

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SIGNATURES